Exhibit 99.1

THE PNC FINANCIAL SERVICES GROUP, INC.

FINANCIAL SUPPLEMENT
SECOND QUARTER 2018
(Unaudited)

THE PNC FINANCIAL SERVICES GROUP, INC.
FINANCIAL SUPPLEMENT
SECOND QUARTER 2018
(UNAUDITED)

The information contained in this Financial Supplement is preliminary, unaudited and based on data available on July 13, 2018. We have reclassified certain prior period amounts to be consistent with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements. This information speaks only as of the particular date or dates included in the schedules. We do not undertake any obligation to, and disclaim any duty to, correct or update any of the information provided in this Financial Supplement. Our future financial performance is subject to risks and uncertainties as described in our United States Securities and Exchange Commission (SEC) filings.

BUSINESS
PNC is one of the largest diversified financial services companies in the United States and is headquartered in Pittsburgh, Pennsylvania. PNC has businesses engaged in retail banking, including residential mortgage, corporate and institutional banking and asset management, providing many of its products and services nationally. PNC's primary geographic markets are located in the Mid-Atlantic, Midwest and Southeast. PNC also provides certain products and services internationally.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 1

Table 1: Consolidated Income Statement (Unaudited)

	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
In millions, except per share data	2018	2018	2017	2017	2017	2018	2017
Interest Income
Loans	$2,345	$2,228	$2,154	$2,140	$2,040	$4,573	$3,944
Investment securities	557	512	509	501	495	1,069	988
Other	180	178	162	154	139	358	262
Total interest income	3,082	2,918	2,825	2,795	2,674	6,000	5,194
Interest Expense
Deposits	261	213	190	170	143	474	263
Borrowed funds	408	344	290	280	273	752	513
Total interest expense	669	557	480	450	416	1,226	776
Net interest income	2,413	2,361	2,345	2,345	2,258	4,774	4,418
Noninterest Income
Asset management	456	455	720	421	398	911	801
Consumer services	381	357	366	357	360	738	692
Corporate services (a)	487	429	458	404	466	916	880
Residential mortgage	84	97	29	104	104	181	217
Service charges on deposits	169	167	183	181	170	336	331
Other (a) (b)	334	245	159	313	304	579	605
Total noninterest income	1,911	1,750	1,915	1,780	1,802	3,661	3,526
Total revenue	4,324	4,111	4,260	4,125	4,060	8,435	7,944
Provision For Credit Losses	80	92	125	130	98	172	186
Noninterest Expense
Personnel	1,356	1,354	1,449	1,286	1,276	2,710	2,533
Occupancy	203	218	240	204	202	421	424
Equipment	281	273	274	259	281	554	532
Marketing	75	55	60	62	67	130	122
Other	669	627	1,038	645	653	1,296	1,270
Total noninterest expense	2,584	2,527	3,061	2,456	2,479	5,111	4,881
Income before income taxes (benefit) and noncontrolling interests	1,660	1,492	1,074	1,539	1,483	3,152	2,877
Income taxes (benefit)	304	253	(1,017)	413	386	557	706
Net income	1,356	1,239	2,091	1,126	1,097	2,595	2,171
Less: Net income attributable to noncontrolling interests	10	10	11	12	10	20	27
Preferred stock dividends (c)	55	63	55	63	55	118	118
Preferred stock discount accretion and redemptions	1	1	2	1	2	2	23
Net income attributable to common shareholders	$1,290	$1,165	$2,023	$1,050	$1,030	$2,455	$2,003
Earnings Per Common Share
Basic	$2.74	$2.45	$4.23	$2.18	$2.12	$5.19	$4.10
Diluted	$2.72	$2.43	$4.18	$2.16	$2.10	$5.15	$4.05
Average Common Shares Outstanding
Basic	469	473	476	479	484	471	486
Diluted	472	476	480	483	488	474	491
Efficiency	60%	61%	72%	60%	61%	61%	61%
Noninterest income to total revenue	44%	43%	45%	43%	44%	43%	44%
Effective tax rate (d)	18.3%	17.0%	(94.7)%	26.8%	26.0%	17.7%	24.5%

(a)
In the first quarter 2018, we reclassified operating lease income to corporate services noninterest income from other noninterest income. Prior period amounts were reclassified for operating lease income of $35 million, $34 million and $31 million for the three months ended December 31, 2017, September 30, 2017 and June 30, 2017, respectively, and $53 million for the six months ended June 30, 2017.

(b)
Includes net gains (losses) on sales of securities of $(3) million, $(1) million, $(3) million, $(1) million, and $13 million for the quarters ended June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017, respectively, and $(4) million and $11 million for the six months ended June 30, 2018 and June 30, 2017, respectively.

(c)
Dividends are payable quarterly other than Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.

(d)
The effective income tax rates are generally lower than the statutory rate due to the relationship of pretax income to tax credits and earnings that are not subject to tax. The first and second quarter 2018 results reflected the change in the statutory federal income tax rate from 35% to 21%, effective as of January 1, 2018, as a result of the new federal tax legislation. The fourth quarter 2017 results benefited from an income tax benefit from the new federal tax legislation primarily attributable to revaluation of deferred tax liabilities at the lower statutory tax rate. Where certain income tax effects could be reasonably estimated, these were included as provisional amounts as of December 31, 2017. As a result, these provisional amounts could be adjusted during the measurement period, which will end in December 2018. No changes were made to these provisional amounts during the first or second quarters of 2018.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 2

Table 2: Consolidated Balance Sheet (Unaudited)

	June 30	March 31	December 31	September 30	June 30
In millions, except par value	2018	2018	2017	2017	2017
Assets
Cash and due from banks	$5,425	$4,649	$5,249	$4,736	$5,039
Interest-earning deposits with banks (a)	21,972	28,821	28,595	24,713	22,482
Loans held for sale (b)	1,325	965	2,655	1,764	2,030
Investment securities – available for sale	60,275	56,018	57,618	57,254	58,878
Investment securities – held to maturity	19,850	18,544	18,513	17,740	17,553
Loans (b)	222,855	221,614	220,458	221,109	218,034
Allowance for loan and lease losses	(2,581)	(2,604)	(2,611)	(2,605)	(2,561)
Net loans	220,274	219,010	217,847	218,504	215,473
Equity investments (c)	12,430	12,008	11,392	11,009	10,819
Mortgage servicing rights	2,045	1,979	1,832	1,854	1,867
Goodwill	9,218	9,218	9,173	9,163	9,163
Other (b)	27,897	27,949	27,894	28,454	28,886
Total assets	$380,711	$379,161	$380,768	$375,191	$372,190
Liabilities
Deposits
Noninterest-bearing	$79,047	$78,303	$79,864	$79,967	$79,550
Interest-bearing	185,838	186,401	185,189	180,768	179,626
Total deposits	264,885	264,704	265,053	260,735	259,176
Borrowed funds
Federal Home Loan Bank borrowings	22,036	19,537	21,037	20,538	19,039
Bank notes and senior debt	27,596	28,773	28,062	26,467	26,054
Subordinated debt	4,781	5,121	5,200	5,601	6,111
Other (b)	4,809	4,608	4,789	4,958	5,202
Total borrowed funds	59,222	58,039	59,088	57,564	56,406
Allowance for unfunded loan commitments and letters of credit	289	290	297	293	304
Accrued expenses and other liabilities	9,340	9,093	8,745	10,147	10,119
Total liabilities	333,736	332,126	333,183	328,739	326,005
Equity
Preferred stock (d)
Common stock - $5 par value
Authorized 800 shares, issued 542 shares	2,710	2,710	2,710	2,710	2,710
Capital surplus	16,250	16,227	16,374	16,343	16,326
Retained earnings	37,201	36,266	35,481	33,819	33,133
Accumulated other comprehensive income (loss)	(940)	(699)	(148)	(22)	(98)
Common stock held in treasury at cost: 77, 72, 69, 66 and 62 shares	(8,317)	(7,535)	(6,904)	(6,462)	(5,987)
Total shareholders’ equity	46,904	46,969	47,513	46,388	46,084
Noncontrolling interests	71	66	72	64	101
Total equity	46,975	47,035	47,585	46,452	46,185
Total liabilities and equity	$380,711	$379,161	$380,768	$375,191	$372,190

(a)
Amounts include balances held with the Federal Reserve Bank of Cleveland of $21.6 billion, $28.6 billion, $28.3 billion, $24.3 billion and $22.1 billion as of June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017, respectively.

(b)
Amounts include assets and liabilities for which PNC has elected the fair value option. Our first quarter 2018 Form 10-Q included, and our second quarter 2018 Form 10-Q will include, additional information regarding these items.

(c)
Amounts include our equity interest in BlackRock. The amount at March 31, 2018 included $.6 billion of trading and available for sale securities, primarily money market funds, that were reclassified to Equity investments on January 1, 2018 in accordance with the adoption of Accounting Standards Update 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities.

(d)	Par value less than $.5 million at each date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 3

Table 3: Average Consolidated Balance Sheet (Unaudited) (a)
	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
In millions	2018	2018	2017	2017	2017	2018	2017
Assets
Interest-earning assets:
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	$26,527	$25,438	$25,338	$25,493	$25,862	$25,986	$26,122
Non-agency	2,271	2,398	2,577	2,758	2,947	2,334	3,037
Commercial mortgage-backed	4,449	4,534	4,542	4,838	5,493	4,491	5,705
Asset-backed	5,161	5,158	5,330	5,546	5,863	5,160	5,927
U.S. Treasury and government agencies	15,719	14,307	13,646	13,081	12,881	15,017	12,990
Other	4,112	4,233	4,940	5,011	5,093	4,172	5,193
Total securities available for sale	58,239	56,068	56,373	56,727	58,139	57,160	58,974
Securities held to maturity
Residential mortgage-backed	15,608	14,818	13,976	13,549	12,790	15,216	12,323
Commercial mortgage-backed	807	902	963	1,211	1,393	854	1,425
Asset-backed	194	199	220	358	490	196	523
U.S. Treasury and government agencies	747	743	739	561	533	745	531
Other	1,884	1,926	1,974	2,000	2,007	1,904	2,024
Total securities held to maturity	19,240	18,588	17,872	17,679	17,213	18,915	16,826
Total investment securities	77,479	74,656	74,245	74,406	75,352	76,075	75,800
Loans
Commercial	113,349	111,462	111,365	109,503	106,944	112,411	105,024
Commercial real estate	28,888	28,901	29,432	29,676	29,655	28,894	29,418
Equipment lease financing	7,494	7,845	7,670	7,704	7,602	7,670	7,550
Consumer	55,387	55,588	55,814	56,062	56,342	55,487	56,591
Residential real estate	17,566	17,308	16,840	16,273	15,830	17,437	15,741
Total loans	222,684	221,104	221,121	219,218	216,373	221,899	214,324
Interest-earning deposits with banks (b)	21,017	25,667	25,567	23,859	22,543	23,329	23,363
Other interest-earning assets	6,905	7,904	8,759	9,024	9,748	7,402	9,076
Total interest-earning assets	328,085	329,331	329,692	326,507	324,016	328,705	322,563
Noninterest-earning assets	47,542	46,944	47,136	46,890	46,286	47,244	45,807
Total assets	$375,627	$376,275	$376,828	$373,397	$370,302	$375,949	$368,370
Liabilities and Equity
Interest-bearing liabilities:
Interest-bearing deposits
Money market	$56,199	$58,523	$60,954	$62,325	$62,157	$57,355	$63,034
Demand	60,409	59,620	57,128	56,743	57,513	60,017	57,157
Savings	51,115	48,451	45,817	43,869	42,128	49,791	40,620
Time deposits	16,634	16,844	17,438	17,571	17,214	16,737	17,136
Total interest-bearing deposits	184,357	183,438	181,337	180,508	179,012	183,900	177,947
Borrowed funds
Federal Home Loan Bank borrowings	20,956	20,721	19,565	19,190	20,405	20,839	20,410
Bank notes and senior debt	28,787	28,987	27,778	26,602	24,817	28,887	23,910
Subordinated debt	4,855	5,179	5,433	5,970	6,607	5,016	6,854
Other	4,368	4,751	5,261	5,254	5,695	4,558	5,067
Total borrowed funds	58,966	59,638	58,037	57,016	57,524	59,300	56,241
Total interest-bearing liabilities	243,323	243,076	239,374	237,524	236,536	243,200	234,188
Noninterest-bearing liabilities and equity:
Noninterest-bearing deposits	76,632	77,222	80,152	78,931	77,375	76,925	77,710
Accrued expenses and other liabilities	8,944	9,118	10,801	10,749	10,432	9,031	10,258
Equity	46,728	46,859	46,501	46,193	45,959	46,793	46,214
Total liabilities and equity	$375,627	$376,275	$376,828	$373,397	$370,302	$375,949	$368,370

(a)	Calculated using average daily balances.

(b)
Amounts include average balances held with the Federal Reserve Bank of Cleveland of $20.7 billion, $25.4 billion, $25.3 billion, $23.4 billion and $22.1 billion for the three months ended June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017, respectively, and $23.1 billion and $22.9 billion for six months ended June 30, 2018 and June 30, 2017, respectfully.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 4

Table 4: Details of Net Interest Margin (Unaudited) (a)
	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	2018	2018	2017	2017	2017	2018	2017
Average yields/rates
Yield on interest-earning assets
Investment securities
Securities available for sale
Residential mortgage-backed
Agency	2.68%	2.60%	2.58%	2.61%	2.51%	2.64%	2.54%
Non-agency	6.52%	5.99%	4.29%	5.91%	5.58%	6.25%	5.59%
Commercial mortgage-backed	2.76%	2.75%	4.68%	2.71%	2.56%	2.76%	2.45%
Asset-backed	3.11%	2.87%	2.82%	2.53%	2.48%	2.99%	2.49%
U.S. Treasury and government agencies	2.25%	2.07%	1.79%	1.83%	1.78%	2.17%	1.72%
Other	4.06%	3.17%	3.32%	3.08%	3.08%	3.61%	3.00%
Total securities available for sale	2.85%	2.69%	2.73%	2.63%	2.56%	2.77%	2.54%
Securities held to maturity
Residential mortgage-backed	2.89%	2.84%	2.74%	2.81%	2.82%	2.86%	2.80%
Commercial mortgage-backed	3.71%	3.76%	4.11%	4.42%	4.30%	3.74%	3.89%
Asset-backed	3.48%	2.90%	2.66%	2.53%	2.35%	3.19%	2.28%
U.S. Treasury and government agencies	2.83%	2.80%	2.85%	3.07%	3.10%	2.82%	3.09%
Other	4.39%	4.44%	5.28%	5.30%	5.28%	4.42%	5.31%
Total securities held to maturity	3.07%	3.05%	3.10%	3.20%	3.22%	3.06%	3.19%
Total investment securities	2.91%	2.78%	2.82%	2.77%	2.71%	2.85%	2.69%
Loans
Commercial	3.97%	3.74%	3.59%	3.54%	3.45%	3.86%	3.35%
Commercial real estate	4.04%	3.81%	3.68%	3.65%	3.48%	3.93%	3.38%
Equipment lease financing	3.16%	3.68%	2.33%	3.71%	3.65%	3.43%	3.49%
Consumer	4.96%	4.87%	4.72%	4.67%	4.52%	4.92%	4.49%
Residential real estate	4.36%	4.40%	4.41%	4.45%	4.55%	4.38%	4.55%
Total loans	4.23%	4.09%	3.91%	3.92%	3.82%	4.16%	3.75%
Interest-earning deposits with banks	1.78%	1.52%	1.33%	1.26%	1.04%	1.64%	.92%
Other interest-earning assets	4.98%	4.11%	3.55%	3.47%	3.38%	4.52%	3.46%
Total yield on interest-earning assets	3.78%	3.59%	3.45%	3.45%	3.35%	3.68%	3.29%
Rate on interest-bearing liabilities
Interest-bearing deposits
Money market	.64%	.54%	.45%	.41%	.30%	.59%	.27%
Demand	.25%	.21%	.17%	.14%	.12%	.23%	.11%
Savings	.74%	.57%	.51%	.45%	.45%	.65%	.44%
Time deposits	.98%	.88%	.85%	.79%	.73%	.93%	.71%
Total interest-bearing deposits	.57%	.47%	.42%	.37%	.32%	.52%	.30%
Borrowed funds
Federal Home Loan Bank borrowings	2.23%	1.76%	1.48%	1.37%	1.23%	2.00%	1.16%
Bank notes and senior debt	2.95%	2.43%	2.04%	2.05%	2.00%	2.69%	1.93%
Subordinated debt	4.50%	3.91%	3.49%	3.48%	3.66%	4.20%	3.57%
Other	1.82%	2.18%	1.74%	1.60%	1.67%	2.01%	1.54%
Total borrowed funds	2.74%	2.31%	1.96%	1.93%	1.89%	2.52%	1.82%
Total rate on interest-bearing liabilities	1.10%	.91%	.79%	.75%	.70%	1.01%	.66%
Interest rate spread	2.68%	2.68%	2.66%	2.70%	2.65%	2.67%	2.63%
Impact of noninterest-bearing sources (b)	.28	.23	.22	.21	.19	.27	.18
Net interest margin	2.96%	2.91%	2.88%	2.91%	2.84%	2.94%	2.81%

(a)
Calculated as annualized taxable-equivalent net interest income divided by average earning assets. To provide more meaningful comparisons of net interest yields for all earning assets, as well as net interest margins, we use interest income on a taxable-equivalent basis in calculating net interest yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. This adjustment is not permitted under generally accepted accounting principles (GAAP) in the Consolidated Income Statement. The taxable-equivalent adjustments to net interest income for the three months ended June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017 were $29 million, $29 million, $54 million, $55 million and $54 million, respectively. The taxable-equivalent adjustments to net interest income for the six months ended June 30, 2018 and June 30, 2017 were $58 million and $106 million, respectively. Taxable equivalent amounts for the 2018 periods were calculated using a statutory federal income tax rate of 21%, reflecting the enactment of the new federal tax legislation effective January 1, 2018. Amounts for the 2017 periods were calculated using the previously applicable statutory federal income tax rate of 35%.

(b)	Represents the positive effects of investing noninterest-bearing sources in interest-earning assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 5

Table 5: Per Share Related Information (Unaudited)
	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
In millions, except per share data	2018	2018	2017	2017	2017	2018	2017
Basic
Net income	$1,356	$1,239	$2,091	$1,126	$1,097	$2,595	$2,171
Less:
Net income attributable to noncontrolling interests	10	10	11	12	10	20	27
Preferred stock dividends (a)	55	63	55	63	55	118	118
Preferred stock discount accretion and redemptions	1	1	2	1	2	2	23
Net income attributable to common shareholders	1,290	1,165	2,023	1,050	1,030	2,455	2,003
Less:
Dividends and undistributed earnings allocated to nonvested restricted shares	5	5	8	5	4	10	10
Net income attributable to basic common shares	$1,285	$1,160	$2,015	$1,045	$1,026	$2,445	$1,993
Basic weighted-average common shares outstanding	469	473	476	479	484	471	486
Basic earnings per common share	$2.74	$2.45	$4.23	$2.18	$2.12	$5.19	$4.10
Diluted
Net income attributable to basic common shares	$1,285	$1,160	$2,015	$1,045	$1,026	$2,445	$1,993
Less: Impact of BlackRock earnings per share dilution	3	2	8	3	1	5	5
Net income attributable to diluted common shares	$1,282	$1,158	$2,007	$1,042	$1,025	$2,440	$1,988
Basic weighted-average common shares outstanding	469	473	476	479	484	471	486
Dilutive potential common shares	3	3	4	4	4	3	5
Diluted weighted-average common shares outstanding	472	476	480	483	488	474	491
Diluted earnings per common share	$2.72	$2.43	$4.18	$2.16	$2.10	$5.15	$4.05

(a)
Dividends are payable quarterly other than the Series O, Series R and Series S preferred stock, which are payable semiannually, with the Series O payable in different quarters than the Series R and Series S preferred stock.

Table 6: Details of Loans (Unaudited)

	June 30	March 31	December 31	September 30	June 30
In millions	2018	2018	2017	2017	2017
Commercial lending
Commercial
Manufacturing	$21,667	$21,367	$20,578	$20,658	$20,533
Retail/wholesale trade	19,299	18,232	17,846	18,256	18,101
Service providers	14,343	14,554	15,100	15,014	15,111
Real estate related (a)	12,688	12,701	12,496	12,174	12,179
Health care	9,564	9,937	9,739	9,659	9,541
Financial services	9,241	9,479	8,532	10,968	8,493
Transportation and warehousing	5,531	5,488	5,609	5,597	5,589
Other industries	21,034	20,550	20,627	18,991	19,010
Total commercial	113,367	112,308	110,527	111,317	108,557
Commercial real estate	28,946	28,835	28,978	29,516	29,489
Equipment lease financing	7,323	7,802	7,934	7,694	7,719
Total commercial lending	149,636	148,945	147,439	148,527	145,765
Consumer lending
Home equity	27,219	27,699	28,364	28,811	29,219
Residential real estate	17,805	17,456	17,212	16,601	16,049
Credit card	5,830	5,657	5,699	5,375	5,211
Other consumer
Automobile	13,892	13,295	12,880	12,743	12,488
Education	4,057	4,228	4,454	4,620	4,751
Other	4,416	4,334	4,410	4,432	4,551
Total consumer lending	73,219	72,669	73,019	72,582	72,269
Total loans	$222,855	$221,614	$220,458	$221,109	$218,034

(a) Includes loans to customers in the real estate and construction industries.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 6

Allowance for Loan and Lease Losses (Unaudited)
Table 7: Change in Allowance for Loan and Lease Losses

	June 30	March 31	December 31	September 30	June 30
Three months ended - in millions	2018	2018	2017	2017	2017
Beginning balance	$2,604	$2,611	$2,605	$2,561	$2,561
Gross charge-offs:
Commercial	(24)	(28)	(46)	(39)	(48)
Commercial real estate	(2)	(6)	(15)	(6)	(2)
Equipment lease financing	(2)	(2)	(5)	(4)	(1)
Home equity	(33)	(28)	(25)	(26)	(38)
Residential real estate	(4)	(2)	(1)	(4)
Credit card	(53)	(56)	(46)	(44)	(46)
Other consumer
Automobile	(39)	(38)	(37)	(31)	(28)
Education	(8)	(9)	(11)	(7)	(9)
Other	(28)	(24)	(23)	(24)	(22)
Total gross charge-offs	(193)	(193)	(209)	(185)	(194)
Recoveries:
Commercial	16	16	20	17	20
Commercial real estate	8	6	7	6	8
Equipment lease financing	1	4	3	2	1
Home equity	23	21	24	24	23
Residential real estate	6	4	6	4	4
Credit card	6	6	5	5	6
Other consumer
Automobile	18	17	15	15	15
Education	2	2	2	2	2
Other	4	4	4	4	5
Total recoveries	84	80	86	79	84
Net (charge-offs) / recoveries:
Commercial	(8)	(12)	(26)	(22)	(28)
Commercial real estate	6		(8)		6
Equipment lease financing	(1)	2	(2)	(2)
Home equity	(10)	(7)	(1)	(2)	(15)
Residential real estate	2	2	5		4
Credit card	(47)	(50)	(41)	(39)	(40)
Other consumer
Automobile	(21)	(21)	(22)	(16)	(13)
Education	(6)	(7)	(9)	(5)	(7)
Other	(24)	(20)	(19)	(20)	(17)
Total net (charge-offs)	(109)	(113)	(123)	(106)	(110)
Provision for credit losses	80	92	125	130	98
Net decrease / (increase) in allowance for unfunded loan commitments and letters of credit	1	7	(4)	11	1
Other	5	7	8	9	11
Ending balance	$2,581	$2,604	$2,611	$2,605	$2,561
Supplemental Information
Net charge-offs to average loans (for the three months ended) (annualized)	.20%	.21%	.22%	.19%	.20%
Allowance for loan and lease losses to total loans	1.16%	1.18%	1.18%	1.18%	1.17%
Commercial lending net charge-offs	$(3)	$(10)	$(36)	$(24)	$(22)
Consumer lending net charge-offs	(106)	(103)	(87)	(82)	(88)
Total net charge-offs	$(109)	$(113)	$(123)	$(106)	$(110)
Net charge-offs to average loans
Commercial lending	.01%	.03%	.10%	.06%	.06%
Consumer lending	.58%	.57%	.48%	.45%	.49%

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 7

Details of Nonperforming Assets (Unaudited)

Table 8: Nonperforming Assets by Type

	June 30	March 31	December 31	September 30	June 30
In millions	2018	2018	2017	2017	2017
Nonperforming loans, including TDRs
Commercial lending
Commercial
Retail/wholesale trade	$65	$126	$115	$76	$86
Manufacturing	49	67	55	63	65
Service providers	48	36	35	48	52
Real estate related (a)	22	25	33	37	26
Health care	15	13	15	23	33
Transportation and warehousing	3	3	27	15	16
Other industries	136	156	149	157	190
Total commercial	338	426	429	419	468
Commercial real estate	71	107	123	128	127
Equipment lease financing	5	4	2	3	4
Total commercial lending	414	537	554	550	599
Consumer lending (b)
Home equity	821	820	818	814	837
Residential real estate	381	391	400	423	439
Credit card	7	6	6	5	5
Other consumer
Automobile	87	79	76	71	66
Education and other	9	9	11	10	11
Total consumer lending	1,305	1,305	1,311	1,323	1,358
Total nonperforming loans (c)	1,719	1,842	1,865	1,873	1,957
OREO, foreclosed and other assets	135	162	170	194	196
Total nonperforming assets	$1,854	$2,004	$2,035	$2,067	$2,153
Nonperforming loans to total loans	.77%	.83%	.85%	.85%	.90%
Nonperforming assets to total loans, OREO, foreclosed and other assets	.83%	.90%	.92%	.93%	.99%
Nonperforming assets to total assets	.49%	.53%	.53%	.55%	.58%
Allowance for loan and lease losses to nonperforming loans	150%	141%	140%	139%	131%

(a)	Includes loans related to customers in the real estate and construction industries.

(b)	Excludes most consumer loans and lines of credit, not secured by residential real estate, which are charged off after 120 to 180 days past due and are not placed on nonperforming status.

(c)	Nonperforming loans exclude certain government insured or guaranteed loans, loans held for sale, loans accounted for under the fair value option and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 8

Details of Nonperforming Assets (Unaudited) (Continued)

Table 9: Change in Nonperforming Assets

	April 1, 2018 -	January 1, 2018 -	October 1, 2017 -	July 1, 2017 -	April 1, 2017 -
In millions	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Beginning balance	$2,004	$2,035	$2,067	$2,153	$2,212
New nonperforming assets	276	249	307	303	436
Charge-offs and valuation adjustments	(145)	(137)	(141)	(142)	(152)
Principal activity, including paydowns and payoffs	(199)	(81)	(87)	(162)	(161)
Asset sales and transfers to loans held for sale	(34)	(29)	(40)	(38)	(58)
Returned to performing status	(48)	(33)	(71)	(47)	(124)
Ending balance	$1,854	$2,004	$2,035	$2,067	$2,153

Table 10: Largest Individual Nonperforming Assets at June 30, 2018 (a)

In millions
Ranking	Outstandings	Industry
1	$38	Wholesale Trade
2	38	Information
3	26	Mining, Quarrying, Oil and Gas Extraction
4	24	Mining, Quarrying, Oil and Gas Extraction
5	21	Manufacturing
6	17	Service Providers
7	12	Real Estate, Rental and Leasing
8	10	Construction
9	8	Manufacturing
10	8	Nonfarm Nonresidential Properties
Total	$202
As a percent of total nonperforming assets		11%

(a) Amounts shown are not net of related allowance for loan and lease losses, if applicable.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 9

Accruing Loans Past Due (Unaudited)

Table 11: Accruing Loans Past Due 30 to 59 Days (a)

	Amount					Percent of Total Outstandings
	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Jun. 30
Dollars in millions	2018	2018	2017	2017	2017	2018	2018	2017	2017	2017
Commercial	$57	$53	$45	$44	$42.05%		.05%	.04%	.04%	.04%
Commercial real estate	18	21	27	8	4.06%		.07%	.09%	.03%	.01%
Equipment lease financing	12	18	17	4	2.16%		.23%	.21%	.05%	.03%
Home equity	97	94	78	74	61.36%		.34%	.27%	.26%	.21%
Residential real estate
Non government insured	66	66	90	75	78.37%		.38%	.52%	.45%	.49%
Government insured	63	64	61	60	51.35%		.37%	.35%	.36%	.32%
Credit card	40	40	43	40	34.69%		.71%	.75%	.74%	.65%
Other consumer
Automobile	82	77	79	71	44.59%		.58%	.61%	.56%	.35%
Education and other
Non government insured	18	22	25	30	24.21%		.26%	.28%	.33%	.26%
Government insured	66	72	80	80	93.78%		.84%	.90%	.88%	1.00%
Total	$519	$527	$545	$486	$433.23%		.24%	.25%	.22%	.20%

Table 12: Accruing Loans Past Due 60 to 89 Days (a)

	Amount					Percent of Total Outstandings
	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Jun. 30
Dollars in millions	2018	2018	2017	2017	2017	2018	2018	2017	2017	2017
Commercial	$41	$22	$25	$28	$26.04%		.02%	.02%	.03%	.02%
Commercial real estate	2	12	2	13	1.01%		.04%	.01%	.04%	.00%
Equipment lease financing	7	1	1	3	4.10%		.01%	.01%	.04%	.05%
Home equity	40	31	26	31	24.15%		.11%	.09%	.11%	.08%
Residential real estate
Non government insured	18	16	21	17	14.10%		.09%	.12%	.10%	.09%
Government insured	48	54	53	54	55.27%		.31%	.31%	.33%	.34%
Credit card	24	26	26	25	20.41%		.46%	.46%	.47%	.38%
Other consumer
Automobile	20	18	20	16	12.14%		.14%	.16%	.13%	.10%
Education and other
Non government insured	11	11	12	15	9.13%		.13%	.14%	.17%	.10%
Government insured	45	43	52	53	54.53%		.50%	.59%	.59%	.58%
Total	$256	$234	$238	$255	$219.11%		.11%	.11%	.12%	.10%

Table 13: Accruing Loans Past Due 90 Days or More (a)

	Amount					Percent of Total Outstandings
	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Jun. 30	Jun. 30	Mar. 31	Dec. 31	Sept. 30	Jun. 30
Dollars in millions	2018	2018	2017	2017	2017	2018	2018	2017	2017	2017
Commercial	$59	$53	$39	$47	$50.05%		.05%	.04%	.04%	.05%
Commercial real estate					2					.01%
Residential real estate
Non government insured	14	13	24	12	11.08%		.07%	.14%	.07%	.07%
Government insured	339	360	462	406	400	1.90%	2.06%	2.68%	2.45%	2.49%
Credit card	44	45	45	38	36.75%		.80%	.79%	.71%	.69%
Other consumer
Automobile	7	9	8	5	4.05%		.07%	.06%	.04%	.03%
Education and other
Non government insured	9	12	11	9	8.11%		.14%	.12%	.10%	.09%
Government insured	114	136	148	161	163	1.35%	1.59%	1.67%	1.78%	1.75%
Total	$586	$628	$737	$678	$674.26%		.28%	.33%	.31%	.31%
(a) Excludes loans held for sale and purchased impaired loans.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 10

Business Segment Descriptions (Unaudited)

Retail Banking provides deposit, lending, brokerage, insurance services, investment management and cash management services to consumer and small business customers within our primary geographic markets. Our customers are serviced through our branch network, ATMs, call centers, online banking and mobile channels. The branch network is located primarily in Pennsylvania, Ohio, New Jersey, Michigan, Illinois, Maryland, Indiana, Florida, North Carolina, Kentucky, Washington, D.C., Delaware, Virginia, Georgia, Alabama, Missouri, Wisconsin and South Carolina. Deposit products include checking, savings and money market accounts and certificates of deposit. Lending products include residential mortgages, home equity loans and lines of credit, auto loans, credit cards, education loans and personal and small business loans and lines of credit. The residential mortgage loans are directly originated within our branch network and nationwide, and are typically underwritten to government agency and/or third-party standards, and either sold, servicing retained, or held on our balance sheet. Brokerage, investment management and cash management products and services include managed, education, retirement and trust accounts.

Corporate & Institutional Banking provides lending, treasury management, and capital markets-related products and services to mid-sized and large corporations, and government and not-for-profit entities. Lending products include secured and unsecured loans, letters of credit and equipment leases. Treasury management services include cash and investment management, receivables management, disbursement services, funds transfer services, information reporting and global trade services. Capital markets-related products and services include foreign exchange, derivatives, securities underwriting, loan syndications, mergers and acquisitions advisory and equity capital markets advisory related services. We also provide commercial loan servicing and technology solutions for the commercial real estate finance industry. Products and services are provided nationally. We offer certain products and services internationally.

Asset Management Group provides personal wealth management for high net worth and ultra high net worth clients and institutional asset management. Wealth management products and services include investment and retirement planning, customized investment management, private banking, tailored credit solutions, and trust management and administration for individuals and their families. Our Hawthorn unit provides multi-generational family planning including estate, financial, tax planning, fiduciary, investment management and consulting, private banking, personal administrative services, asset custody and customized performance reporting to ultra high net worth families. Institutional asset management provides advisory, custody and retirement administration services. The business also offers PNC proprietary mutual funds. Institutional clients include corporations, unions, municipalities, non-profits, foundations and endowments, largely within our primary geographic markets.

BlackRock, in which we hold an equity investment, is a leading publicly-traded investment management firm providing a broad range of investment, risk management and technology services to institutional and retail clients worldwide. Using a diverse platform of active and index investment strategies across asset classes, BlackRock develops investment outcomes and asset allocation solutions for clients. Product offerings include single- and multi-asset class portfolios investing in equities, fixed income, alternatives and money market instruments. BlackRock also offers an investment and risk management technology platform, risk analytics, advisory and technology services and solutions to a broad base of institutional and wealth management investors. Our equity investment in BlackRock provides us with an additional source of noninterest income and increases our overall revenue diversification. BlackRock is a publicly-traded company, and additional information regarding its business is available in its filings with the Securities and Exchange Commission (SEC). At June 30, 2018, our economic interest in BlackRock was 22%.

Table 14: Period End Employees

	June 30	March 31	December 31	September 30	June 30
	2018	2018	2017	2017	2017
Full-time employees
Retail Banking	29,884	29,903	29,604	29,486	29,463
Other full-time employees	21,498	21,055	20,754	20,637	20,399
Total full-time employees	51,382	50,958	50,358	50,123	49,862
Part-time employees
Retail Banking	2,349	2,337	2,368	2,422	2,554
Other part-time employees	563	189	180	223	540
Total part-time employees	2,912	2,526	2,548	2,645	3,094
Total	54,294	53,484	52,906	52,768	52,956

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 11

Table 15: Summary of Business Segment Income and Revenue (Unaudited) (a) (b)

	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
In millions	2018	2018	2017	2017	2017	2018	2017
Income (loss)
Retail Banking	$330	$296	$(145)	$232	$230	$626	$443
Corporate & Institutional Banking	675	584	937	525	518	1,259	1,002
Asset Management Group	49	68	56	47	52	117	99
Other, including BlackRock (c)	302	291	1,243	322	297	593	627
Net income	$1,356	$1,239	$2,091	$1,126	$1,097	$2,595	$2,171

Revenue
Retail Banking	$1,955	$1,853	$1,535	$1,819	$1,784	$3,808	$3,508
Corporate & Institutional Banking	1,535	1,429	1,502	1,479	1,478	2,964	2,841
Asset Management Group	294	300	297	292	290	594	579
Other, including BlackRock (c)	540	529	926	535	508	1,069	1,016
Total revenue	$4,324	$4,111	$4,260	$4,125	$4,060	$8,435	$7,944

(a)
Our business information is presented based on our internal management reporting practices. Net interest income in business segment results reflects PNC’s internal funds transfer pricing methodology. Assets receive a funding charge and liabilities and capital receive a funding credit based on a transfer pricing methodology that incorporates product repricing characteristics, tenor and other factors.

(b)
Our business segment results for the 2018 periods presented reflected the change in the statutory federal income tax rate from 35% to 21%, effective as of January 1, 2018, as a result of the new federal tax legislation. Our business segment results for the fourth quarter of 2017 reflect the allocation of the impact of the new tax legislation to our business segments, primarily the revaluation of the net deferred tax positions allocated to the segments. Where certain income tax effects could be reasonably estimated, these were included as provisional amounts as of December 31, 2017. As a result, these provisional amounts could be adjusted during the measurement period, which will end in December 2018. No changes were made to these provisional amounts during the first or second quarters of 2018.

(c)
Includes earnings and gains or losses related to PNC's equity interest in BlackRock and residual activities that do not meet the criteria for disclosure as a separate reportable business. We provide additional information on these activities in our Form 10-K and Form 10-Q filings with the SEC.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 12

Table 16: Retail Banking (Unaudited) (a)

	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
Dollars in millions	2018	2018	2017	2017	2017	2018	2017
Income Statement
Net interest income	$1,277	$1,218	$1,190	$1,176	$1,139	$2,495	$2,260
Noninterest income	678	635	345	643	645	1,313	1,248
Total revenue	1,955	1,853	1,535	1,819	1,784	3,808	3,508
Provision for credit losses	72	69	149	77	50	141	121
Noninterest expense	1,450	1,395	1,391	1,375	1,370	2,845	2,685
Pretax earnings (loss)	433	389	(5)	367	364	822	702
Income taxes	103	93	140	135	134	196	259
Earnings (loss)	$330	$296	$(145)	$232	$230	$626	$443
Average Balance Sheet
Loans held for sale	$629	$652	$819	$802	$730	$640	$786
Loans
Consumer
Home equity	$24,177	$24,608	$24,933	$25,173	$25,413	$24,391	$25,506
Automobile	13,642	13,105	12,767	12,484	12,220	13,375	12,185
Education	4,181	4,409	4,567	4,723	4,913	4,294	5,021
Credit cards	5,728	5,619	5,450	5,280	5,137	5,674	5,129
Other	1,771	1,765	1,793	1,787	1,760	1,768	1,757
Total consumer	49,499	49,506	49,510	49,447	49,443	49,502	49,598
Commercial and commercial real estate	10,458	10,527	10,513	10,630	10,925	10,493	10,965
Residential mortgage	13,718	13,420	12,950	12,382	11,918	13,570	11,804
Total loans	$73,675	$73,453	$72,973	$72,459	$72,286	$73,565	$72,367
Total assets	$89,021	$88,734	$88,883	$88,642	$88,671	$88,879	$88,559
Deposits
Noninterest-bearing demand	$30,712	$29,779	$30,344	$30,222	$29,540	$30,248	$29,285
Interest-bearing demand	42,802	41,939	40,954	40,762	41,465	42,373	41,059
Money market	30,799	32,330	33,922	35,671	37,523	31,560	38,416
Savings	46,426	43,838	41,536	39,908	38,358	45,139	36,851
Certificates of deposit	11,816	12,082	12,554	12,962	13,304	11,948	13,518
Total deposits	$162,555	$159,968	$159,310	$159,525	$160,190	$161,268	$159,129
Performance Ratios
Return on average assets	1.49%	1.35%	(.65)%	1.04%	1.04%	1.42%	1.01%
Noninterest income to total revenue	35%	34%	22%	35%	36%	34%	36%
Efficiency	74%	75%	91%	76%	77%	75%	77%

(a)	See notes (a) and (b) on page 11.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 13

Retail Banking (Unaudited) (Continued)

	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
Dollars in millions, except as noted	2018	2018	2017	2017	2017	2018	2017
Supplemental Noninterest Income Information
Consumer services	$287	$266	$279	$273	$277	$553	$527
Brokerage	$88	$86	$81	$77	$78	$174	$154
Residential mortgage	$84	$97	$29	$104	$104	$181	$217
Service charges on deposits	$164	$160	$177	$174	$163	$324	$317
Residential Mortgage Information
Residential mortgage servicing statistics (in billions, except as noted) (a)
Serviced portfolio balance (b)	$124	$125	$127	$129	$131
Serviced portfolio acquisitions	$3	$1	$1	$2	$8	$4	$16
MSR asset value (b)	$1.3	$1.3	$1.2	$1.2	$1.2
MSR capitalization value (in basis points) (b)	104	101	92	95	95
Servicing income: (in millions)
Servicing fees, net (c)	$39	$51	$45	$46	$44	$90	$96
Mortgage servicing rights valuation, net of economic hedge	$13	$9	$(60)	$7	$11	$22	$23
Residential mortgage loan statistics
Loan origination volume (in billions)	$2.0	$1.7	$2.4	$2.5	$2.2	$3.7	$4.1
Loan sale margin percentage	2.21%	2.83%	2.71%	2.80%	2.74%	2.49%	2.84%
Percentage of originations represented by:
Purchase volume (d)	71%	56%	50%	57%	61%	65%	53%
Refinance volume	29%	44%	50%	43%	39%	35%	47%
Other Information (b)
Customer-related statistics (average)
Non-teller deposit transactions (e)	54%	54%	54%	54%	52%	54%	52%
Digital consumer customers (f)	65%	64%	63%	62%	62%	65%	61%
Credit-related statistics
Nonperforming assets	$1,141	$1,131	$1,129	$1,126	$1,149
Net charge-offs	$112	$100	$99	$85	$87	$212	$187
Other statistics
ATMs	9,043	9,047	9,051	8,987	8,972
Branches (g)	2,404	2,442	2,459	2,474	2,481
Brokerage account client assets (in billions) (h)	$49	$49	$49	$48	$46

(a)	Represents mortgage loan servicing balances for third parties and the related income.

(b)
Presented as of period end, except for customer-related statistics, which are averages for the quarterly and year-to-date periods, respectively, and net charge-offs, which are for the three months and six months ended, respectively.

(c)
Servicing fees net of impact of decrease in MSR value due to passage of time, including the impact from both regularly scheduled loan prepayments and loans that were paid down or paid off during the period.

(d)	Mortgages with borrowers as part of residential real estate purchase transactions.

(e)	Percentage of total consumer and business banking deposit transactions processed at an ATM or through our mobile banking application.

(f)	Represents consumer checking relationships that process the majority of their transactions through non-teller channels.

(g)	Excludes stand-alone mortgage offices and satellite offices (e.g., drive-ups, electronic branches and retirement centers) that provide limited products and/or services.

(h)	Includes cash and money market balances.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 14

Table 17: Corporate & Institutional Banking (Unaudited) (a)

	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
Dollars in millions	2018	2018	2017	2017	2017	2018	2017
Income Statement
Net interest income	$900	$882	$898	$924	$890	$1,782	$1,729
Noninterest income	635	547	604	555	588	1,182	1,112
Total revenue	1,535	1,429	1,502	1,479	1,478	2,964	2,841
Provision for credit losses (benefit)	15	41	(14)	62	87	56	112
Noninterest expense	639	626	643	599	602	1,265	1,186
Pretax earnings	881	762	873	818	789	1,643	1,543
Income taxes (benefit)	206	178	(64)	293	271	384	541
Earnings	$675	$584	$937	$525	$518	$1,259	$1,002
Average Balance Sheet
Loans held for sale	$594	$1,189	$845	$917	$716	$890	$915
Loans
Commercial	$102,722	$100,802	$100,726	$98,794	$96,012	$101,767	$94,067
Commercial real estate	26,715	26,732	27,259	27,559	27,575	26,723	27,334
Equipment lease financing	7,495	7,845	7,670	7,704	7,602	7,669	7,550
Total commercial lending	136,932	135,379	135,655	134,057	131,189	136,159	128,951
Consumer	39	77	107	222	278	58	304
Total loans	$136,971	$135,456	$135,762	$134,279	$131,467	$136,217	$129,255
Total assets	$153,619	$151,909	$151,721	$150,948	$148,267	$152,769	$145,445
Deposits
Noninterest-bearing demand	$44,383	$45,896	$48,116	$47,180	$46,327	$45,136	$46,872
Money market	22,832	23,406	23,992	23,413	21,321	23,118	21,204
Other	18,589	18,592	17,247	16,879	16,016	18,590	15,706
Total deposits	$85,804	$87,894	$89,355	$87,472	$83,664	$86,844	$83,782
Performance Ratios
Return on average assets	1.76%	1.56%	2.45%	1.38%	1.40%	1.66%	1.39%
Noninterest income to total revenue	41%	38%	40%	38%	40%	40%	39%
Efficiency	42%	44%	43%	41%	41%	43%	42%
Other Information
Consolidated revenue from: (b)
Treasury Management (c)	$446	$419	$401	$384	$372	$865	$731
Capital Markets (c)	$283	$258	$271	$231	$268	$541	$515
Commercial mortgage banking activities
Commercial mortgage loans held for sale (d)	$38	$14	$42	$22	$38	$52	$51
Commercial mortgage loan servicing income (e)	60	55	59	56	55	115	113
Commercial mortgage servicing rights valuation, net of economic hedge (f)	20	4	13	6	19	24	35
Total	$118	$73	$114	$84	$112	$191	$199
MSR asset value (g)	$748	$723	$668	$628	$618
Average Loans by C&IB business
Corporate Banking	$58,523	$57,856	$57,064	$56,867	$54,937	$58,191	$54,416
Real Estate	37,419	37,252	38,949	38,516	38,318	37,336	37,730
Business Credit	17,336	16,818	16,612	16,097	15,645	17,078	15,244
Equipment Finance	14,352	14,243	13,912	13,744	13,481	14,298	12,982
Commercial Banking	7,065	7,066	6,957	7,042	7,124	7,065	7,057
Other	2,276	2,221	2,268	2,013	1,962	2,250	1,826
Total average loans	$136,971	$135,456	$135,762	$134,279	$131,467	$136,218	$129,255
Credit-related statistics
Nonperforming assets (g)	$385	$508	$531	$549	$586
Net charge-offs	$(2)	$9	$29	$22	$21	$7	$42

(a)	See notes (a) and (b) on page 11.

(b)	Represents consolidated amounts.

(c)	Includes amounts reported in net interest income and noninterest income.

(d)
Includes other noninterest income for valuations on commercial mortgage loans held for sale and related commitments, derivative valuations, originations fees, gains on sale of loans held for sale and net interest income on loans held for sale.

(e)
Includes net interest income and noninterest income (primarily in corporate service fees) from loan servicing net of reduction in commercial mortgage servicing rights due to amortization expense and payoffs. Commercial mortgage servicing rights valuation, net of economic hedge is shown separately.

(f)	Includes amounts reported in corporate service fees.

(g)	Presented as of period end.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 15

Table 18: Asset Management Group (Unaudited) (a)

	Three months ended					Six months ended
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
Dollars in millions, except as noted	2018	2018	2017	2017	2017	2018	2017
Income Statement
Net interest income	$72	$74	$71	$72	$73	$146	$144
Noninterest income	222	226	226	220	217	448	435
Total revenue	294	300	297	292	290	594	579
Provision for credit losses (benefit)	7	(7)	7	3	(7)	—	(9)
Noninterest expense	223	218	217	214	215	441	432
Pretax earnings	64	89	73	75	82	153	156
Income taxes	15	21	17	28	30	36	57
Earnings	$49	$68	$56	$47	$52	$117	$99
Average Balance Sheet
Loans
Consumer	$4,698	$4,785	$4,894	$4,977	$5,089	$4,741	$5,101
Commercial and commercial real estate	742	733	745	680	700	738	719
Residential mortgage	1,561	1,517	1,433	1,330	1,246	1,539	1,218
Total loans	$7,001	$7,035	$7,072	$6,987	$7,035	$7,018	$7,038
Total assets	$7,469	$7,499	$7,545	$7,464	$7,516	$7,484	$7,517
Deposits
Noninterest-bearing demand	$1,459	$1,466	$1,609	$1,464	$1,468	$1,462	$1,519
Interest-bearing demand	3,448	3,540	3,517	3,469	3,704	3,494	3,766
Money market	2,332	2,577	2,863	3,058	3,219	2,454	3,358
Savings	4,690	4,613	4,282	3,961	3,770	4,651	3,769
Other	382	305	288	237	230	345	239
Total deposits	$12,311	$12,501	$12,559	$12,189	$12,391	$12,406	$12,651
Performance Ratios
Return on average assets	2.63%	3.68%	2.94%	2.50%	2.78%	3.15%	2.66%
Noninterest income to total revenue	76%	75%	76%	75%	75%	75%	75%
Efficiency	76%	73%	73%	73%	74%	74%	75%
Other Information
Nonperforming assets (b)	$51	$52	$49	$45	$49
Net charge-offs	$1	$6	$(1)	$3	$1	$7	$2
Client Assets Under Administration (in billions) (b) (c)
Discretionary client assets under management	$149	$148	$151	$146	$141
Nondiscretionary client assets under administration	130	129	131	129	125
Total	$279	$277	$282	$275	$266
Discretionary client assets under management
Personal	$92	$92	$94	$90	$89
Institutional	57	56	57	56	52
Total	$149	$148	$151	$146	$141

(a)	See notes (a) and (b) on page 11.

(b)	As of period end.

(c)	Excludes brokerage account client assets.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 16

Glossary of Terms

Adjusted average total assets - Primarily consisted of total average quarterly (or annual) assets plus (less) unrealized losses (gains) on investment securities, less goodwill and certain other intangible assets (net of eligible deferred taxes).

Basel III common equity Tier 1 capital - Common stock plus related surplus, net of treasury stock, plus retained earnings, plus accumulated other comprehensive income for securities currently and those transferred from available for sale and pension and other postretirement benefit plans, subject to phase-in limits, less goodwill, net of associated deferred tax liabilities, less other disallowed intangibles, net of deferred tax liabilities and plus/less other adjustments. Significant common stock investments in unconsolidated financial institutions, as well as mortgage servicing rights and deferred tax assets, must then be deducted to the extent such items individually exceed 10%, or in the aggregate exceed 15%, of our adjusted Basel III common equity Tier 1 capital.

Basel III common equity Tier 1 capital ratio - Common equity Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Tier 1 capital - Common equity Tier 1 capital, plus qualifying preferred stock, plus certain trust preferred capital securities, plus certain noncontrolling interests that are held by others and plus/less other adjustments.

Basel III Tier 1 capital ratio - Tier 1 capital divided by period-end risk-weighted assets (as applicable).

Basel III Total capital - Tier 1 capital plus qualifying subordinated debt, plus certain trust preferred securities, plus, under the Basel III transitional rules and the standardized approach, the allowance for loan and lease losses included in Tier 2 capital and other.

Basel III Total capital ratio - Total capital divided by period-end risk-weighted assets (as applicable).

Charge-off - Process of removing a loan or portion of a loan from our balance sheet because it is considered uncollectible. We also record a charge-off when a loan is transferred from portfolio holdings to held for sale by reducing the loan carrying amount to the fair value of the loan, if fair value is less than carrying amount.

Combined loan-to-value ratio (CLTV) - This is the aggregate principal balance(s) of the mortgages on a property divided by its appraised value or purchase price.

Common shareholders’ equity - Total shareholders' equity less the liquidation value of preferred stock.

Credit valuation adjustment - Represents an adjustment to the fair value of our derivatives for our own and counterparties’ non-performance risk.

Criticized commercial loans - Loans with potential or identified weaknesses based upon internal risk ratings that comply with the regulatory classification definitions of “Special Mention,” “Substandard” or “Doubtful.”

Discretionary client assets under management - Assets over which we have sole or shared investment authority for our customers/clients. We do not include these assets on our Consolidated Balance Sheet.

Duration of equity - An estimate of the rate sensitivity of our economic value of equity. A negative duration of equity is associated with asset sensitivity (i.e., positioned for rising interest rates), while a positive value implies liability sensitivity (i.e., positioned for declining interest rates). For example, if the duration of equity is -1.5 years, the economic value of equity increases by 1.5% for each 100 basis point increase in interest rates.

Earning assets - Assets that generate income, which include: interest-earning deposits with banks; loans held for sale; loans; investment securities; and certain other assets.

Effective duration - A measurement, expressed in years, that, when multiplied by a change in interest rates, would approximate the percentage change in value of on- and off- balance sheet positions.

Efficiency - Noninterest expense divided by total revenue.

Fair value - The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 17

Fee income - When referring to the components of Noninterest income, we use the term fee income to refer to the following categories within Noninterest income: Asset management; Consumer services; Corporate services; Residential mortgage; and Service charges on deposits.

FICO score - A credit bureau-based industry standard score created by Fair Isaac Co. which predicts the likelihood of borrower default. We use FICO scores both in underwriting and assessing credit risk in our consumer lending portfolio. Lower FICO scores indicate likely higher risk of default, while higher FICO scores indicate likely lower risk of default. FICO scores are updated on a periodic basis.

Futures and forward contracts - Contracts in which the buyer agrees to purchase and the seller agrees to deliver a specific financial instrument at a predetermined price or yield. May be settled either in cash or by delivery of the underlying financial instrument.

GAAP - Accounting principles generally accepted in the United States of America.

Impaired loans - Loans are determined to be impaired when, based on current information and events, it is probable that all contractually required payments will not be collected. Impaired loans include commercial nonperforming loans and consumer and commercial TDRs, regardless of nonperforming status. Excluded from impaired loans are nonperforming leases, loans held for sale, loans accounted for under the fair value option, smaller balance homogenous type loans and purchased impaired loans.

Leverage ratio - Tier 1 capital divided by average quarterly adjusted total assets.

LIBOR - Acronym for London InterBank Offered Rate. LIBOR is the average interest rate charged when banks in the London wholesale money market (or interbank market) borrow unsecured funds from each other. LIBOR rates are used as a benchmark for interest rates on a global basis. Our product set includes loans priced using LIBOR as a benchmark.

Loan-to-value ratio (LTV) - A calculation of a loan's collateral coverage that is used both in underwriting and assessing credit risk in our lending portfolio. LTV is the sum total of loan obligations secured by collateral divided by the market value of that same collateral. Market values of the collateral are based on an independent valuation of the collateral. For example, a LTV of less than 90% is better secured and has less credit risk than a LTV of greater than or equal to 90%.

Loss given default (LGD) - An estimate of loss, net of recovery based on collateral type, collateral value, loan exposure, and other factors. Each loan has its own LGD. The LGD risk rating measures the percentage of exposure of a specific credit obligation that we expect to lose if default occurs. LGD is net of recovery, through any means, including but not limited to the liquidation of collateral or deficiency judgments rendered from foreclosure or bankruptcy proceedings.

Nonaccrual loans - Loans for which we do not accrue interest income. Nonaccrual loans include nonperforming loans, in addition to loans accounted for under fair value option and loans accounted for as held for sale for which full collection of contractual principal and/or interest is not probable.

Nondiscretionary client assets under administration - Assets we hold for our customers/clients in a nondiscretionary, custodial capacity. We do not include these assets on our Consolidated Balance Sheet.

Nonperforming assets - Nonperforming assets include nonperforming loans and OREO, foreclosed and other assets, but exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. We do not accrue interest income on assets classified as nonperforming.

Nonperforming loans - Loans accounted for at amortized cost for which we do not accrue interest income. Nonperforming loans include loans to commercial, commercial real estate, equipment lease financing, home equity, residential real estate, credit card and other consumer customers as well as TDRs which have not returned to performing status. Nonperforming loans exclude certain government insured or guaranteed loans for which we expect to collect substantially all principal and interest, loans held for sale, loans accounted for under the fair value option and purchased impaired loans. Nonperforming loans exclude purchased impaired loans as we are currently accreting interest income over the expected life of the loans.

Notional amount - A number of currency units, shares, or other units specified in a derivative contract.

Operating leverage - The period to period dollar or percentage change in total revenue (GAAP basis) less the dollar or percentage change in noninterest expense. A positive variance indicates that revenue growth exceeded expense growth (i.e., positive operating leverage) while a negative variance implies expense growth exceeded revenue growth (i.e., negative operating leverage).

THE PNC FINANCIAL SERVICES GROUP, INC.	Page 18

Options - Contracts that grant the purchaser, for a premium payment, the right, but not the obligation, to either purchase or sell the associated financial instrument at a set price during a specified period or at a specified date in the future.

Other real estate owned (OREO), foreclosed and other assets - Assets taken in settlement of troubled loans primarily through deed-in-lieu of foreclosure or foreclosure. Foreclosed and other assets include real and personal property, equity interests in corporations, partnerships, and limited liability companies. Excludes certain assets that have a government-guarantee which are classified as other receivables.

Probability of default (PD) - An internal risk rating that indicates the likelihood that a credit obligor will enter into default status.

Recovery - Cash proceeds received on a loan that we had previously charged off. We credit the amount received to the allowance for loan and lease losses.

Risk-weighted assets - Computed by the assignment of specific risk-weights (as defined by the Board of Governors of the Federal Reserve System) to assets and off-balance sheet instruments.

Servicing rights - An intangible asset or liability created by an obligation to service assets for others. Typical servicing rights include the right to receive a fee for collecting and forwarding payments on loans and related taxes and insurance premiums held in escrow.

Taxable-equivalent interest income - The interest income earned on certain assets that is completely or partially exempt from federal income tax. These tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of yields and margins for all interest-earning assets, we use interest income on a taxable-equivalent basis in calculating average yields and net interest margins by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on other taxable investments. This adjustment is not permitted under GAAP on the Consolidated Income Statement.

Troubled debt restructuring (TDR) - A loan whose terms have been restructured in a manner that grants a concession to a borrower experiencing financial difficulties.

Yield curve - A graph showing the relationship between the yields on financial instruments or market indices of the same credit quality with different maturities. For example, a “normal” or “positive” yield curve exists when long-term bonds have higher yields than short-term bonds. A “flat” yield curve exists when yields are the same for short-term and long-term bonds. A “steep” yield curve exists when yields on long-term bonds are significantly higher than on short-term bonds. An “inverted” or “negative” yield curve exists when short-term bonds have higher yields than long-term bonds.